Exhibit 99.1

Investor Contact: Megan L. McPhail 314-309-6563 Megan.McPhail@SpireEnergy.com Media Contact: Jason Merrill 314-342-3300 Jason.Merrill@SpireEnergy.com

For Immediate Release

Spire completes sale of gas marketing business to Boardwalk Pipelines for $215 million

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Sale complete, effective April 30, 2026, for $215 million in cash
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Employees and clients of Spire Marketing will transition to the new Boardwalk business unit, Boardwalk Continuum Marketing, LLC
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Transaction sharpens Spire’s focus on regulated natural gas utility businesses
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Proceeds used to partially fund the acquisition of the Piedmont Natural Gas Tennessee business and for general corporate purposes

ST. LOUIS (April 30, 2026) – Spire Inc. (NYSE: SR) today announced it has completed the sale of its gas marketing business, Spire Marketing Inc. (Spire Marketing), to Boardwalk Pipelines, LP (Boardwalk) effective April 30, 2026, for $215 million in cash.

Employees and clients of Spire Marketing will transition to the new Boardwalk business unit, Boardwalk Continuum Marketing, LLC. Proceeds from the sale were used to partially fund Spire’s acquisition of the Piedmont Natural Gas Tennessee business and for general corporate purposes.

“The successful completion of this transaction represents an important step as Spire sharpens focus on core utility operations while improving our risk profile and enhancing long-term earnings visibility,” said Scott Doyle, president and chief executive officer of Spire. “We are thankful for the contributions of everyone who has made Spire Marketing a success and wish them well as they transition to Boardwalk.”

"Our future will be defined not just by the assets we own, but by how effectively we connect supply to demand and deliver solutions our customers value," said Scott Hallam, president and chief executive officer of Boardwalk Pipelines. "Boardwalk Continuum Marketing strengthens our ability to offer differentiated, market-responsive services that help customers navigate an increasingly complex energy landscape."

Pat Strange, who served as president of Spire Marketing, will continue to lead the organization as president of Boardwalk Continuum Marketing.

“We are looking forward to beginning this next chapter as Boardwalk Continuum Marketing,” said Strange. “Boardwalk’s vision recognizes the critical role of marketing and trading capabilities in today’s energy market. Our customers can expect continuity of service, a seamless transition, and the added benefits of being part of a highly integrated natural gas platform.”

Boardwalk Continuum Marketing is a North American Natural Gas marketer that focuses on the purchase and delivery of natural gas to its customers, including producers, midstream operators, pipelines, storage operators, load-serving entities, large industrials and selected retail accounts. As part of Boardwalk’s natural gas platform and coupled with its existing network of storage and transportation capacity, Boardwalk

Continuum has the necessary scale, market presence, and commercial capabilities to support customers across the natural gas value chain.

Stinson LLP served as legal counsel to Spire in the transaction.

About Spire

At Spire (NYSE: SR), our vision is to deliver a stronger energy future as an industry-leading natural gas provider. We safely and reliably serve the natural gas needs of close to 2 million homes and businesses through gas utilities in Alabama, Mississippi, Missouri and Tennessee, making us one of the largest publicly traded natural gas companies in the country. We are committed to transforming our business through growing organically, investing in infrastructure and driving continuous improvement. Learn more at SpireEnergy.com.

About Boardwalk Pipelines, LP

Boardwalk Pipelines, LP (“Boardwalk”) delivers reliable energy by connecting natural gas supply with the markets and communities that depend on it. Through an integrated network of interstate and intrastate pipelines and underground storage assets, Boardwalk supports energy reliability, market connectivity, and long-term value creation across the United States, including the Gulf Coast, Midwest, and Southeast. Boardwalk is committed to operating safely, reliably, and responsibly while evolving its capabilities to better serve customers in a dynamic and increasingly complex energy market. Learn more at bwpipelines.com.